Exhibit 99(i)

For Immediate Release

TICE ANNOUNCES NAME CHANGE, OTHER ACTIONS AT ANNUAL MEETING

KNOXVILLE, TENNESSEE – (Business Wire) –February 24, 2004 – Tice Technology, Inc. (TICE.OB) announced today that the shareholders of the company had approved the change of the name of the corporation from Tice Technology, Inc. to Atmospheric Glow Technologies, Inc. at its annual meeting held February 23, 2004 in Knoxville, Tennessee. In addition, the shareholders of the company approved the increase in the number of authorized common shares from 30 million to 400 million, ratified the sale of its former subsidiary, MidSouth Sign Company, Inc. and approved the sale of one of its current subsidiaries, LandOak Company, Inc. Finally, the shareholders elected five directors to serve on the company’s board of directors and ratified the selection of Coulter & Justus, P.C. as the company’s auditors for the upcoming fiscal year. Each of these actions was necessary for the Board of Directors to consummate a purchase agreement with Atmospheric Glow Technologies, LLC (“A-G Tech”) later this month. All conditions of the purchase have been met, and the transaction is expected to consummate by February 29, 2004.

The name change was desired to reflect the change in the principal business activity of the company once the transaction with A-G Tech is finalized. At closing, Thomas W. Reddoch will become the President and CEO of the combined entities, replacing Charles R. West who has tendered his resignation but may remain with the enterprise in a consulting role as needed. The new board of directors consists of Mr. Reddoch and Pat Martin, current directors of Tice, as well as David DeCrane, Kimberly Kelly-Wintenberg (a founder of A-G Tech) and Michael Howard. Michael Atkins and Mr. West did not seek election to the board of directors of Tice to accommodate the terms and conditions of the purchase agreement with A-G Tech.

A-G Tech is a Tennessee limited liability company formed to advance the patented One Atmosphere Uniform Glow Discharge Plasma (OAUGDP™) technology and develop related products for commercialization in multiple large international markets. Management believes that the OAUGDP™ is an exciting breakthrough technology offering capabilities that other plasma technologies cannot provide. Because of its proprietary unique features, OAUGDP™ costs less to generate and therefore Tice management believes that its products will prove viable in a number of markets where other plasma technologies are too expensive and/or technologically impracticable. Moreover, AG Tech’s OAUGDP™ is expanding the applicability of its technology and has targeted new market and product opportunities to create additional value. A-G Tech’s technology was the recipient of the R&D 100 award announced Fall 2002 and is the recipient of numerous federal contracts and grants.

Tice, now to be named Atmospheric Glow Technologies, LLC, is a publicly traded holding company now with two wholly owned subsidiaries: LandOak Company, Inc., until recently, an automobile and equipment rental and leasing Company for individual and commercial clients throughout the upper East Tennessee area. LandOak is being divested simultaneously with the purchase of A-G Tech. Tice Engineering and Sales, Inc. (founded in 1965), until August 2001, provided engineering and technical solutions for specialized, industrial sewing equipment and is widely known in the apparel industry for its patented Electronic Gearing Technology. Recently Tice Engineering and Sales was awarded another patent for its Electronic Gearing Technology, Inc. in Mexico. The Company receives royalty income on this patented technology through a license agreement with an international sewing machine manufacturer.

Management of Tice anticipates the name change will be filed with the State of Delaware immediately, and that the company will take action to change its trading symbol on the OTC Bulletin Board. The company will reissue new certificates of common stock to all holders of record as soon as practical following the acquisition of A-G Tech.

Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes”, “anticipates”, “expects”, and similar expressions are intended to identify forward looking statements. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievement of events of the Company, or events, or timing of events, relating to the Company to differ materially from any future results, performance, or achievements of the forward-looking statements. The Company cannot assure that it will be able to anticipate or respond timely to the changes, which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company’s securities.

Contact: Charles R. West (865) 531-0000 ext 230